Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-255477) and the Registration Statement on Form S-8 (No. 333-259312) of our report dated March 17, 2023, relating to our audit of the December 31, 2022, consolidated financial statements of MetaWorks Platforms, Inc., which are appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/S/ INTEGRITAT CPA (PCAOB ID 6624)

Boca Raton, Florida

March 21, 2023